UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ALTIGEN COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTIGEN COMMUNICATIONS, INC.

Notice of Annual Meeting of Stockholders
To Be Held on March 5, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Annual Meeting) of AltiGen Communications, Inc. (AltiGen), a Delaware corporation, will be held on March 5, 2007 at 10:00 a.m., local time, at  our principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, for the following purposes:

1.      To elect two Class II directors to serve for a three-year term expiring on the date on which our Annual Meeting of Stockholders is held in 2010.

2.      To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007.

3.      To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of AltiGen common stock on the close of business on January 22, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions you give on the proxy. You can attend the Annual Meeting and vote in person even if you have returned a proxy. Please note, however, that if your shares are held in street name by a broker, bank or other nominee and you wish to attend the Annual Meeting and vote in person you must obtain a proxy issued in your name from the holder of record.

By Order of the Board of Directors

Philip M. McDermott
Chief Financial Officer and Secretary

Fremont, California
January 29, 2007

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the self-addressed, enclosed envelope, which requires no postage if mailed in the United States.

ALTIGEN COMMUNICATIONS, INC.

PROXY STATEMENT

General

The enclosed proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (AltiGen) for use at the Annual Meeting of Stockholders to be held on March 5, 2007 at 10:00 a.m., local time (the Annual Meeting), or at any and all adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 4555 Cushing Parkway, Fremont, California 94538. Our telephone number is (510) 252-9712.

These proxy solicitation materials were mailed on or about February 2, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Only stockholders of record on the close of business on January 22, 2007 are entitled to notice of and to vote at the Annual Meeting. As of January 22, 2007, 15,149,669 shares of our Common Stock were issued and outstanding. No shares of our Preferred Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use:

•       by delivering to our secretary a written notice of revocation;

•       by delivering to our secretary a duly executed proxy bearing a later date; or

•       by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.

Voting and Discretionary Voting

Properly executed proxies received prior to the meeting, and not subsequently revoked in the manner described above, will be voted in accordance with the instructions on such proxies. Where no instructions are given, proxies will be voted FOR the director nominees, described herein, FOR the ratification of the auditors, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

You are entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Solicitation

This solicitation of proxies is made by the Board of Directors of AltiGen, and all costs associated with soliciting proxies will be borne by AltiGen. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting as of the record date. All shares represented at the meeting, whether in person or by proxy, will be counted for the purpose of establishing a quorum.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including “withheld votes”), we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner, which we believe to be in accordance with Delaware law. Accordingly, abstentions will have the same effect as a vote against a proposal.

Under current Delaware case law, broker non-votes (i.e., the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the total number of shares present and entitled to vote with respect to a particular proposal on which the broker expressly has no instructions to vote. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but will not otherwise affect the outcome of the voting on a proposal.

Stockholder Nominations and Proposals

Our bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or proposed business is properly brought before the meeting. Any stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of its intent to make such nomination or nominations or to propose such business. To be timely for an upcoming annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than one hundred twenty (120) calendar days prior to the date our proxy statement for the previous year’s annual meeting was first mailed to stockholders, plus one year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

Deadlines for Submission of Stockholder Proposals or Nominations

Stockholders are entitled to present proposals for consideration at future stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (SEC) and our bylaws.

Stockholders wishing to present a proposal or nomination at our 2008 Annual Stockholder Meeting must submit such proposal to us by September 3, 2007 in order to be considered timely and whether or not such proposal or nomination is intended to be included in our proxy for the 2008 Annual Stockholder Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Pursuant to our bylaws, our Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. We currently have five directors divided among the three classes as follows: Class I—Eric Wanger and Tacheng Chester Wang; Class II—Richard B. Black and Mike Mon Yen Tsai; and Class III—Gilbert Hu. The current term of the Class II directors expires at the Annual Meeting. Two Class II directors are to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2010 or when their successors are duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the two (2) Class II nominees named below. In the event that such nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the remaining members of the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominees who are unable or unwilling to serve as a director.

Vote Required

The two Class II nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEE LISTED BELOW.

The names of the directors, certain information about them and their ages as of September 30, 2006 are set forth below:

Name of Director	Age	Position or office held	Director Since	Term Expires
Nominees for Class II Director:
Richard B. Black(1)(3)	73	Director	1999	2010
Mike Mon Yen Tsai (3)	56	Director	2004	2010
Directors Whose Terms Continue:
Class I
Eric Wanger(1)(2)	44	Director	2006	2009
Tacheng Chester Wang(1)(2)	59	Director	2003	2009
Class III
Gilbert Hu	49	President, Chief Executive Officer, Director	1994	2008

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Nominating and Corporate Governance Committee

Nominee for Class II Directors

Richard B. Black.   Richard B. Black has a served as a director of AltiGen since August 1999. Since April 2002, Mr. Black has served as the president and chief executive officer of ECRM, Inc, a world wide supplier of electronics laser-based imaging devices for the publishing and graphic art industries. From August 1983 to March 2002, Mr. Black served as the chairman of ECRM, Inc. From March 1999 to August 2003, Mr. Black served as the vice-chairman of Oak Technology, Inc., a supplier of semiconductor products to the personal computer and consumer electronics markets. Mr. Black also served as President of Oak Technology during the period from January 1998 to March 1999. Mr. Black serves on the board of directors of Alliance Fiber Optics Products, Inc. (“AFOP”), a manufacturer of a diversified line of fiber optics telecommunication products; GSI Group Inc. (“GSIG”), a manufacturer of laser scanning systems and precision motion control components; Applied Optoelectronics, Inc., a manufacturer of laser for CATV and telecommunications; and TREX Enterprises, a diversified technology company. Mr. Black received a B.S. in engineering from Texas A&M University, an M.B.A from Harvard University and an honorary Ph.D. from Beloit College.

Mike Mon Yen Tsai.   Mike Mon Yen Tsai has served as a director of AltiGen since July 2004. Since September 2005, Mr. Tsai has served as a chairman of UpperVision, Inc., a pioneer in enterprise security policy management software company. Since August 1995, Mr. Tsai also served as the chairman of Salutron, Inc., a consumer electronics company. From February 2004 to July 2004, Mr. Tsai served as the general manager and executive vice president of Verisity, Ltd, an electronics design automation company. Prior to Verisity, from January 1997 to February 2004, Mr. Tsai served as the president and chief executive officer of Axis Systems, Inc., an electronics design automation company. Mr. Tsai is also active in investing in emerging growth companies as a Partner with Acorn Venture Partners. Mr. Tsai received a Ph.D. from University of Illinois at Urbana-Champaign in Electrical Engineering.

Directors Whose Terms Continue

Class I Directors

Eric D. Wanger, JD, CFA.   Eric D. Wanger has served as a director of AltiGen since January 23, 2006. Mr. Wanger is the managing member of Wanger Investment Management, LLC. He has served as a senior investment analyst in software, technology and business services at Barrington Research Associates and the Edgewater Funds. Between 1991 and 1996, Mr. Wanger was President of EDW, Ltd, providing consulting services and software development for large multi-vendor computer networks. Between 1986 and 1991, Mr. Wanger was President of Cornerstone Information Systems, Inc. a systems integrator specializing in office automation and accounting systems. Mr. Wanger received a JD from Stanford Law School and a B.S. in Mathematics from the University of Illinois (Urbana-Champaign). He is a Chartered Financial Analyst and a member of the California Bar.

Tacheng Chester Wang.   Tacheng Chester Wang has served as a director of AltiGen since October 2003. In April 2000, Mr. Wang co-founded Acorn Campus, LLC, a $100 million incubator/venture fund, where he currently serves as a general partner. Mr. Wang also is a founding member of Acorn Angels, an investor development support conglomerate. Prior to Acorn, from April 1984 to April 2000, Mr. Wang served as the chairman of Pacific Rim Financial Corp., a real estate development company. Mr. Wang received a B.S. in physics from Tsinghua University in Taiwan and a Ph.D. in physics from the University of Oregon.

Class III Director

Gilbert Hu.   Gilbert Hu founded AltiGen in 1994 and has served as our president, chief executive officer and a director since then. Mr. Hu received a B.S. in electrical engineering from National Chiao-Tung University in Taiwan and a M.S. in electrical engineering from Arizona State University.

Director Nomination

Criteria for Board Membership.   In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rule (the “Rules”), that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.   The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. All such items should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Deadlines for Submission of Stockholder Proposal or Nominations” above.

Process for Identifying and Evaluating Nominees.   The Nominating and Corporate Governance Committee (the Nominating Committee) believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to qualify for Board service and remain willing to serve as directors. If an incumbent director chooses not to stand for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee. Director candidates will be selected based on input from members of the Board, senior management and, if the committee deems it appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate. We have not paid any fees to any third party to assist in identifying or evaluating director candidates. The Nominating Committee will use a similar process to evaluate nominees recommended by stockholders.

On August 30, 2006, one of AltiGen’s stockholders notified each of Mr. McDermott, the Nominating and Corporate Governance Committee and the AltiGen Board of Directors of its intent to nominate two directors to fill purported vacancies on the AltiGen Board of Directors. The stockholder did not submit the written consent of such nominees to be named in the AltiGen Proxy as required by Item 407 of Regulation S-K promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). As a result, such nominees are not named herein. Moreover, the letter erroneously asserted that the AltiGen Board of Directors had vacancies to fill. The AltiGen Board of Directors is currently comprised of five directors with no vacancies.

Additionally, on August 31, 2006, the same stockholder submitted a shareholder proposal regarding the mandatory formation of a committee of the Board of Directors on which its nominees would be designated to serve. The AltiGen Board of Directors determined that the proposal submitted by the shareholder was not in the best interest of the Company’s stockholders and not in the proper form to be included in a proxy pursuant to the Exchange Act. Thus, management excluded the proposal from this proxy statement.

In accordance with its responsibility under the Nominating and Corporate Governance Committee Charter, the Committee reviewed the information on the nominees submitted by the stockholder and, after engaging in a lengthy evaluation process, determined that Richard B. Black and Mike Mon Yen Tsai, the nominees that the Committee ultimately recommended for re-election, were superior candidates based on, among other things, their relevant industry experience. Accordingly, the Committee and the Board of Directors recommend that you vote in favor of Messrs. Black and Tsai.

Board Meetings and Committees

Our Board of Directors held a total of four meetings during the fiscal year ended September 30, 2006. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and the Nominating Committee. During the last fiscal year, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee. The independent directors of the Board of Directors periodically meet separately in executive sessions (i.e., without any members of management present) to discuss corporate business. During the last fiscal year, one such executive session was held. While members of our Board of Directors are not required to attend our annual meeting of stockholders, they are encouraged to attend. Last year, Gilbert Hu attended our annual meeting.

We have written charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, copies of each are available on our website, free of charge, at www.altigen.com. You can also obtain copies of the charters, free of charge, by writing to us at AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, CA 94538.

The Audit Committee currently consists of Messrs. Black, Wang and Wanger. Each member of the Audit Committee is an “independent director” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards. Furthermore, Richard Black serves as our audit committee financial expert. The Audit Committee held four meetings during the last fiscal year. The Audit Committee is responsible for retaining our independent auditors, pre-approving all audit and non-audit services provided by AltiGen’s auditors, reviewing and discussing with management the results and scope of audit and other services provided by the independent auditors and reviewing the accounting principles and auditing practices and procedures to be used in our financial statements. The Board of Directors adopted an amended and restated charter for the Audit Committee in July 2004.

The Compensation Committee currently consists of Messrs. Wang and Wanger. Messrs. Wang and Wanger are considered “independent directors” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards, as may be modified or supplemented to date. The Compensation Committee met four times in the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of executive officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

The Nominating Committee consists of Messrs. Black and Tsai. Messrs. Black and Tsai are considered “independent directors” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards. The committee was formed in July 2004. The Nominating Committee met four times in fiscal 2006. The Company did not have a nominating committee prior to such time. The supervising Board and committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and overseeing the process of Board and committee self evaluations.

Communications With Directors

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Investor Relations, AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, CA 94538 or by sending an e-mail to ir@altigen.com or by calling the Investor Relations department at (510) 252-9712 ext. 413. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors will be referred to members of the Nominating and Corporate Governance Committee. All appropriate communications will be compiled by our Secretary and submitted to the Board of Directors or an individual director, as appropriate, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Director Compensation

The directors receive $1,000 cash compensation for attending each meeting of the Board of Directors and an additional $1,000 for each committee meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of such meetings.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP, independent registered public accounting firm to audit our financial statements for the fiscal year ending September 30, 2007 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Moss Adams LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the total number of shares present and voting, assuming that a quorum has been established, will be required to ratify the appointment of Moss Adams LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Audit Fees

Moss Adams LLP’s fees for professional services rendered in connection with the audit of our annual financial statements and the review of our financial statements included in our third quarterly report on Form 10-Q were approximately $160,000 for the fiscal year ended September 30, 2006. Moss Adams LLP did not render services in connection with the review of our financial statements for our first and second quarterly reports on Form 10-Q for the fiscal year ended September 30, 2006.

Deloitte & Touche LLP’s fees for professional services rendered in connection with the review of our financial statements included in our first and second quarterly reports on Form 10-Q were approximately $88,000 for fiscal year ended September 30, 2006. Deloitte & Touche LLP’s fees for professional services rendered in connection with the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q were approximately $255,000 for the fiscal year ended September 30, 2005.

Audit-Related Fees

We did not engage Moss Adams LLP and Deloitte & Touche LLP to provide services related to the performance of the audit or review of AltiGen’s consolidated financial statements during fiscal years ended September 30, 2006 and 2005.

Tax Fees

Deloitte & Touche LLP’s fees for tax compliance, and tax planning totaled approximately $30,000 in each of the fiscal years ended September 30, 2006 and 2005, respectively. All these fees were pre-approved by our Audit Committee.

All Other Fees

During fiscal year 2006, Deloitte & Touche LLP billed the company approximately $20,000 for services rendered in connection with the SEC filing Form 8-K. Except as noted above, we did not engage Deloitte & Touche LLP to provide advice regarding any other matters during the fiscal year ended September 30, 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth the compensation earned for services rendered to AltiGen in all capacities for the three most recently completed fiscal years by our Chief Executive Officer and the four other executive officers as of September 30, 2006. These individuals are referred to as the “Named Executive Officers” here and elsewhere in this proxy statement.

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation				Securities
Name and Principal Position	Fiscal Year	Salary ($)		Bonus/ Commissions ($)	Underlying Options
Gilbert Hu	2006	$150,000		$104,266	—
President and Chief Executive Officer	2005	150,000		91,527	80,000
	2004	150,000		89,069	80,000
Philip M. McDermott	2006	150,000		66,118	—
Chief Financial Officer	2005	150,000		54,092	60,000
	2004	150,000		56,474	60,000
Shirley Tsyr-Yi Sun	2006	146,000		1,840	—
Vice President of Research & Development	2005	146,000		—	40,000
	2004	146,000		—	40,000
Simon Chouldjian	2006	132,000		1,840	—
Vice President of Hardware Engineering	2005	132,000		—	24,000
	2004	95,333	(1)	—	20,000
Michael Plumer	2006	95,000		130,489	—
Vice President of Sales	2005	95,000		112,464	25,000
	2004	95,000		112,968	25,000

(1)          Mr. Chouldjian’s salary for fiscal year 2004 was prorated to reflect his transition to a less than 40-hour work week beginning in January 1, 2002 to July 31, 2004.

Option Grants in Last Fiscal Year

The Company did not grant any stock options to Executive Officers in fiscal 2006.

Aggregate Option Exercises in Last Fiscal Year

The following table summarizes the value of options held at September 30, 2006 by our Named Executive Officers. The value of unexercised in-the-money options at September 30, 2006 figures in the last two right-hand columns are based on the difference between $1.51, which is the closing price of our Common Stock as quoted on the Nasdaq Stock Market as of the close of business on September 30, 2006, and each option’s per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options at September 30, 2006 ($)
	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gilbert Hu	—	—	186,666	3,334	$145,566	$3,034
Philip M. McDermott	—	—	83,500	2,500	68,785	2,275
Shirley Tsyr-Yi Sun	—	—	146,854	1,666	107,294	1,516
Simon Chouldjian	47,914	$60,671	39,166	834	30,541	759
Michael Plumer	—	—	85,831	1,042	69,603	948

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of AltiGen’s previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report on executive compensation shall not be incorporated by reference into any such filings, nor shall such report be incorporated by reference into any future filings.

Established in June 1999, the Compensation Committee is charged with the responsibility of reviewing all aspects of AltiGen’s executive compensation programs and administering AltiGen’s stock option plans. The Compensation Committee met four times in the fiscal year ended September 30, 2006.

The Compensation Committee consists of Eric Wanger and Tacheng Chester Wang. The Board has determined that each member of the Compensation Committee is an “independent director” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards, an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of AltiGen.

Compensation Philosophy

AltiGen’s executive compensation policies are designed to attract and retain qualified executives who will contribute to its long-term success, to reward executives for achieving AltiGen’s financial goals, and to align executive compensation and stockholder interests through equity-based plans. The Compensation Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which AltiGen can positively affect long-term stockholder return. Furthermore, the Compensation Committee believes that, in order to attract and retain the most qualified executives in the industry, AltiGen’s compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Role of Compensation Committee

AltiGen’s compensation programs, including compensation arrangements and equity plans, are administered by the Compensation Committee. We have engaged an independent executive compensation consulting firm to assist us in discharging our responsibilities. Specifically, the Compensation Committee does the following:

•       Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and review and approve the level of compensation, including base salary, bonus, long-term incentive compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation;

•       Review, make recommendations to the Board regarding, and approve, as appropriate, compensation for executive officers other than the Chief Executive Officer, each of whom are listed on the Summary Compensation Table;

•       Review, make recommendations to the Board regarding, and approve, as appropriate, general compensation goals and guidelines for AltiGen’s employees; and

•       Act as the administrator and administer, within the authority delegated by the Board, AltiGen’s executive bonus plan and option plans.

Compensation Plans

The following are the key components of AltiGen’s executive officer compensation:

Base Compensation.   The Compensation Committee believes that executive salaries must be sufficiently competitive to attract and retain key executives. Base pay and annual increases are determined (A) primarily through an analysis of each individual’s salary and total target compensation relative to salaries for similar positions within AltiGen and at peer companies, and (B) to a lesser extent, through a subjective analysis of each individual’s contributions to AltiGen’s success.

Bonus.   AltiGen’s executive bonus plan provides for incentive compensation to some but not all of its executive officers and other key employees and will be determined by a percentage of AltiGen’s revenue or accounts receivable collected. Individual performance is measured based on goals related to each person’s function within the organization. Bonuses generally are awarded to executives if AltiGen meets or exceeds prescribed revenue and account receivable objectives. If AltiGen fails to meet these objectives, awards may be significantly reduced or even eliminated if minimum thresholds are not achieved. Conversely, if AltiGen overachieves these objectives, awards may be significantly increased above target thresholds. In 2006, the Compensation Committee established a total 2006 target incentive bonus amount (“Target Bonus”) for three of AltiGen’s executive officers (including the CEO). The Target Bonus ranged from 0.40% to 0.80% of each participating executive’s base salary. The Compensation Committee used AltiGen’s historical data to determine and award bonuses. Bonus pay ranges from monthly to quarterly. Bonus targets are established annually.

Long-Term Incentive Compensation.   AltiGen’s option plans provide for long-term incentive compensation for employees of AltiGen, including executive officers. These awards give employees an equity interest in AltiGen, thereby aligning the interests of executive officers and stockholders and providing incentives to maximize stockholder value. The options generally vest over multiple years and have a per share exercise price equal to the fair market value of AltiGen’s stock on the grant date. The number of options the Compensation Committee grants to each officer and each option’s vesting schedule are determined based on a variety of factors, including (1) the executive’s position at AltiGen, (2) his or her individual performance, and (3) other factors, including independent equity compensation survey data.

Compensation of Chief Executive Officer

Base Salary:   Mr. Hu’s annual salary was $150,000 for fiscal years 2006 and 2005. The Compensation Committee assessed Mr. Hu’s performance and historical salary data to determine Mr. Hu’s base salary. No options were granted to Mr. Hu in 2006.

Annual Incentive (Bonus):   Mr. Hu’s cash bonus for 2006 of $104,266 was determined with reference to the performance of AltiGen and certain individual goals related to Mr. Hu’s function.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, AltiGen generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). AltiGen’s executive bonus plan and stock option plans permit the Compensation Committee to pay compensation that is “performance-based” and thus fully tax-deductible by AltiGen. The Compensation Committee currently intends to continue seeking a tax deduction for all of AltiGen’s executive compensation, to the extent we determine it is in the best interests of AltiGen. The Compensation Committee believes that the total compensation paid by AltiGen will not affect the tax deductions available to it with respect to the compensation of any of its executive officers.

The Compensation Committee
Eric Wanger Tacheng Chester Wang

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the AltiGen’s audited financial statements for the fiscal year ended September 30, 2006. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that AltiGen specifically incorporates such information by reference into such filing.

Established in June 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm, pre-approves all audit and non-audit services provided by AltiGen’s independent public accountants, reviews and discusses with management the results and scope of audit and other services provided by the independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in AltiGen’s financial statements. Each member of the Audit Committee is an “independent director” as defined in Rule 4200 of the National Association of Securities Dealers’ listing standards. Richard Black serves as our audit committee financial expert.

Audited Financial Statements

The Audit Committee has reviewed and discussed with management the audited financial statements prepared for the fiscal year ended September 30, 2006. In addition, the Audit Committee discussed the audited financials with Moss Adams LLP, AltiGen’s independent registered public accounting firm for the last fiscal year, including such items required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§ 380) requirements. The Audit Committee has also received a letter and other written disclosures from Moss Adams LLP required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), as may be modified or supplemented and has discussed with Moss Adams LLP, the independence of AltiGen’s independent accountants.

Based on the review and discussions described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in AltiGen’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The Audit Committee
Richard B. Black Eric Wanger Tacheng Chester Wang

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our stock for the period beginning September 30, 2001 and ending on September 30, 2006 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on September 30, 2001 in our Common Stock and in each of the comparative indices, assuming the reinvestment of any dividends. The graph further assumes that such amount was initially invested in our Common Stock at a per share price of $10, the price at which we first offered such stock to the public on the date of our initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
AltiGen Communications, Inc	100.00	54.12	351.76	295.29	204.71	177.65
Nasdaq Stock Market	100.00	81.95	123.82	132.99	152.97	164.09
Nasdaq Telecommunications Index	100.00	68.58	128.15	135.77	146.09	159.67

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALTIGEN COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*                    $100 invested on 9/30/01 in stock or index including reinvestment of dividends. Fiscal year ending September 30.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of December 29, 2006. The table shows ownership by:

•       each person or entity known to us to beneficially own five percent (5%) or more of the shares of our outstanding stock;

•       each of our directors;

•       each of our Named Executive Officers;

•       each nominee for director, if such person is not currently a director or executive officer; and

•       all of our directors, executive officers, and director nominees as a group.

This information is based on information received from or on behalf of the named individuals. The column entitled “Options” consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of December 29, 2006, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of December 29, 2006, AltiGen had 15,149,669 shares outstanding.

Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Options	Percentage of Shares Beneficially Owned
Directors and Executive Officers
Gilbert Hu(1)	1,397,217	440,000	9.2%
Eric Wanger	776,404	—	5.1%
Shirley Tsyr-Yi Sun	12,552	323,465	*
Philip McDermott	7,871	334,371	*
Simon Chouldjian	52,814	171,489	*
Michael Plumer	14,075	171,429	*
Richard B. Black	5,000	82,239	*
Tacheng Chester Wang	—	36,250	*
Mike Mon Yen Tsai	—	24,167	*
All directors and executive officers as a group (9 persons)	2,265,933	1,583,410	14.3%

*                    Less than 1%

(1)          Includes 11,978 shares registered in the name of Mr. Hu’s wife May Kuei-Rong Hu, 30,000 shares registered in the name of Mr. Hu’s daughter, Michelle Hu, and 99,841 shares registered in the name of Mr. Hu’s daughter, Stephanie Hu.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contract with Philip McDermott

In June 1999, we entered into an employment agreement with Philip McDermott, our chief financial officer. Mr. McDermott holds options for 371,871 shares of our Common Stock as of December 29, 2006. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. McDermott no longer holds the title and responsibilities of chief financial officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable.

10b5-1 Trading Plan

Gilbert Hu currently has a 10b5-1 trading plan in place.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires AltiGen’s executive officers, directors and persons who own more than 10% of AltiGen’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide AltiGen with copies of all Section 16(a) forms that they file. Based solely on AltiGen’s review of these forms and written representations from the executive officers and directors, AltiGen believes that all Section 16(a) filing requirements were met during fiscal year 2006.

OTHER MATTERS

We do not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or at any and all adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Philip M. McDermott
Chief Financial Officer and Secretary

Dated: January 29, 2007

PROXY

ALTIGEN COMMUNICATIONS, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AltiGen Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Gilbert Hu and Philip McDermott, or either of them, as attorney-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of AltiGen Communications, Inc. to be held on March 5, 2007, at 10:00 am. local time, at the Company’s principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominee as director, FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm, and as said proxies deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example	#AGE

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEE AS DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

1.	To elect two (2) directors to serve a term of three years and hold office until his respective successor has been elected and qualified or until his earlier resignation or removal.

Nominee:		Richard B. Black
Mike Mon Yen Tsai

		FOR ☐	☐	WITHHELD
		ALL		FROM ALL
		NOMINEES		NOMINEES

☐
For all nominee(s) except as noted above

					FOR	AGAINST	ABSTAIN
2.		To ratify the appointment of Moss Adams LLP as the Company’s Independent registered public accounting firm for the fiscal year ending September 30, 2007.			☐	☐	☐

In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as a community property, both should sign.

Signature:	Date:	Signature:		Date:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.